TRUST AGREEMENT
                         GRACO INC. NONEMPLOYEE DIRECTOR
                             DEFERRED STOCK ACCOUNT


      THIS TRUST AGREEMENT, Made and entered into as of September 30, 1997, by and between GRACO INC., a Minnesota corporation (hereinafter sometimes referred to as "Graco"), and NORWEST BANK MINNESOTA, N.A., a national banking association, as trustee (said trustee and its successor or successors in trust from time to time being hereinafter collectively referred to as "Trustee"):

      WHEREAS, Graco has established a nonemployee director stock plan for the benefit of its outside directors by the adoption of a document known as the "GRACO INC. NONEMPLOYEE DIRECTOR STOCK PLAN" (the "Plan"); and

            WHEREAS, Graco may from time to time hereafter amend, renew and extend such Plan; and

            WHEREAS, Graco has determined that it will establish a trust fund which, subject to the claims of creditors of Graco, shall be held to pay such portion of the benefits under the Plan which Graco does not directly pay; and

            WHEREAS, the creation of such a trust fund requires that Graco select a Trustee and enter into a Trust Agreement; and

            WHEREAS, this is the Trust Agreement so contemplated; and

            WHEREAS, the Trustee has agreed to serve as Trustee according to the terms of this Trust Agreement and the officers of Graco are authorized to execute this Trust Agreement on behalf of Graco;

            NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree as follows:

                                    SECTION 1

                                  INTRODUCTION

     1.1. Definitions. When used herein with initial capital letters, the following words have the following meanings:

          1.1.1. Administrator - the Secretary of Graco appointed by the Plan to administer this Trust.

          1.1.2. Beneficiary - a person designated by a Participant (or automatically by operation of the Plan) to receive any benefit remaining at the death of a Participant under the terms of the Plan.

          1.1.3. Change in Control

               1.1.3.1 A Change of Control means any one of the following events:

                    1.1.3.1(a)  acquisition by any  individual,  entity or group
               (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) which results in the beneficial ownership by such Person of 25% or more of either

                         1.1.3.1(a)(1)  the then  outstanding  shares  of Common
                    Stock of the Company (the "Outstanding Company Common Stock") or

                         1.1.3.1(a)(2)  the  combined  voting  power of the then
                    outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

               provided, however, that the following acquisitions will not result in a Change of Control:

                        (i)   an acquisition directly from the Company,
                        (ii)  an acquisition by the Company,
                        (iii) an acquisition by any  employee  benefit  plan (or
                    related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
                        (iv) an  acquisition by any Person who is deemed to have
                    beneficial ownership of the Common Stock or other voting securities of the Company owned by the Trust Under the Will of Clarissa L. Gray ("Trust Person"), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 1.1.3, a Trust Person shall not be deemed to have beneficial ownership of the Common Stock or other voting securities of the Company owned by The Graco Foundation or any employee benefit plan of the Company, including the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,
                        (v) an acquisition by the Participating Director or any group that includes the Participating Director, or
                        (vi) an  acquisition  by any  corporation  pursuant to a
                    transaction that complies with clauses (1), (2) and (3) of subsection 1.1.3.1(d) below; and

               provided, further, that if any Person's beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (i) or (ii) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board, as defined below, may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

                    1.1.3.1(b)   individuals   who,  as  of  the  date   hereof,
               constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or

                    1.1.3.1(c) the  commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

                    1.1.3.1(d) the approval by the  shareholders  of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which

                         1.1.3.1(d)(1)   all   or   substantially   all  of  the
                    individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

                         1.1.3.1(d)(2) no Person (excluding any employee benefit
                    plan, or related trust, of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

                         1.1.3.1(d)(3) at least a majority of the members of the
                    board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    1.1.3.1(e)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

               1.1.3.2 A Change of Control shall not be deemed to have occurred with respect to a Participating Director if:

                    1.1.3.2(a) the  acquisition  of the 25% or greater  interest referred to in subparagraph 1.1.3.1(a) of this Section 1.1.3 is by a group, acting in concert, that includes the Participating Director or

                    1.1.3.2(b)  if at least 25% of the then  outstanding  common stock or combined voting power of the then outstanding company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in subparagraph 1.1.3.1(d) or 1.1.3.1(e) of this Section by a group, acting in concert, that includes that Participating Director.

          1.1.4. Common Stock - common shares of Graco, par value $1.00.

          1.1.5. Company - GRACO INC., a Minnesota corporation, and any successor thereof that adopts the Plan.

          1.1.6. Fund - the assets held under this Trust Agreement by the Trustee from time to time, including all contributions of the Company and the investments and reinvestments, earnings and profits thereon.

          1.1.7. Insolvent, Insolvency - the condition which exists when Company is: (i) generally unable to pay its debts when they are due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          1.1.8. Participant - a nonemployee director of the Company who has become and remains a participant in the Plan in accordance with the provisions of the Plan.

          1.1.9. Plan - the unfunded, nonqualified "GRACO INC. NONEMPLOYEE DIRECTOR STOCK PLAN" of the Company which has been established for the benefit of the nonemployee directors of the Company eligible to participate therein.

          1.1.10. Trust Agreement - this written document entitled "TRUST AGREEMENT, GRACO NONEMPLOYEE DIRECTOR DEFERRED STOCK ACCOUNT" entered into by and between Company and the Trustee effective as of September 30, 1997, as the same may be amended from time to time thereafter.

          1.1.11. Trustee - the Trustee originally named hereunder and its successor in Trust.

     1.2. Rules of Interpretation. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof", "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Trust Agreement and not to any particular paragraph or section of this Trust Agreement unless the context clearly indicates to the contrary. The titles given to the various sections of this Trust Agreement are inserted for convenience of reference only and are not part of this Trust Agreement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Trust Agreement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.

                                    SECTION 2

                             ESTABLISHMENT OF TRUST

      2.1. Establishment of Trust. Company hereby deposits with Trustee in Trust One Hundred Dollars and no/100 ($100.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. The Company shall make additional deposits of cash or other property from time to time as it may determine in its sole and absolute discretion. Neither Trustee nor any Participant or Beneficiary shall have any right to compel any additional deposits.

      2.2. Fund Established. A Fund is hereby established by Company. The Fund shall be held by Trustee in Trust and dealt with in accordance with the provisions of this Trust Agreement. This Trust Agreement is intended to create a trust which is a grantor trust within the meaning of section 671 of the Internal Revenue Code, as amended, and shall be construed accordingly. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency.

     2.3. Revocable Trust. The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change in Control, as defined herein.

                                    SECTION 3

                          PAYMENTS TO PLAN PARTICIPANTS
                             AND THEIR BENEFICIARIES

      3.1. Company shall deliver to Trustee from time to time one or more schedules (the "Payment Schedule") that indicate the amounts payable in respect of each Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants or their Beneficiaries in accordance with the Payment Schedule. Company may direct Trustee, with Trustee's consent, to withhold, report and remit any federal, state and local taxes that may be required to be withheld with respect to the payments of benefits pursuant to the terms of the Plan and Trustee shall pay the amounts withheld to the appropriate taxing authorities. In the event Company does not direct the Trustee or Trustee does not consent to withhold, report and remit all federal, state and local taxes, the Company will perform such activities itself.

      3.2. The entitlement of a Participant or Beneficiary to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set forth in the Plan.

      3.3. Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits within a reasonable time prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                                    SECTION 4

                               PAYMENTS TO COMPANY

      Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their Beneficiaries pursuant to the terms of the Plan. Prior to the date the Trust becomes irrevocable, the Company may request the Trustee to return assets to the Company which are determined by the Company to be in excess of amounts reasonably believed necessary to satisfy the claims of all Participants and Beneficiaries under the terms of the Plan.

                                    SECTION 5

                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

      5.1. Cease Payments. Trustee shall cease payment of benefits to Participants and Beneficiaries if the Company is insolvent.

      5.2. Claims of Creditors. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          5.2.1. The Administrator and the Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or Beneficiaries.

          5.2.2. Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          5.2.3.  If  at  any  time  Trustee  has  determined  that  Company  is
     Insolvent, Trustee shall discontinue payments to Participants and Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants and Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

          5.2.4. Trustee shall resume the payment of benefits to Participants and Beneficiaries in accordance with Section 3 of this Agreement only after Trustee has determined that Company is not Insolvent ( or is no longer Insolvent).

      5.3. Resumption of Payments. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 5 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of payment, if any, made to Participants and Beneficiaries by Company pursuant to the Plan during any such period of discontinuance.

                                    SECTION 6

                              INVESTMENT AUTHORITY

      Trustee shall invest any funds transferred to it by Company in such manner as may be directed by Company. In the event Company fails to give such instructions to Trustee, Trustee shall then have full authority to invest any funds transferred to it by Company as Trustee sees fit, consistent with the terms and conditions of this Trust Agreement and the Plan. Notwithstanding anything to the contrary, if so directed by the Company, the Trustee shall invest all or any portion of the Fund in securities (including stock or rights to acquire stock) or obligations issued by Company. All voting rights associated with assets of the Trust consisting of Common Stock of the Company shall be exercisable by the Participants or Beneficiaries in proportion to the number of shares of Common Stock of the Company held in the deferred stock account established under the Plan for each such Participant or Beneficiary as of the applicable record date as determined by the Administrator and pursuant to such rules as may be established by the Administrator and the Trustee. All other rights associated with assets of the Trust, including voting rights with respect to any equity securities held by the Trust (but not including Common Stock of the Company), shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants.

      Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                                    SECTION 7

                              DISPOSITION OF INCOME

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, if any, shall be accumulated and reinvested in accordance with the terms hereof. All cash dividends, if any, paid with respect to the Common Stock of the Company shall be reinvested in Common Stock of the Company.

                                    SECTION 8

                              ACCOUNTING BY TRUSTEE

      Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year, or such other date or dates specified by the Company and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost of net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. It is recognized that in the operation and administration of the Trust certain mathematical or accounting errors may be made or mistakes may arise by reason of errors in information supplied to Trustee. Trustee shall have the power to cause such equitable adjustments to be made to correct such errors as Trustee in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

                                    SECTION 9

                            RESPONSIBILITY OF TRUSTEE

      9.1. General Duty of Care. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and any person, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      9.2. No Duty to Determine Taxability. Trustee has no responsibility to advise Company as to the taxability or deductibility of contributions to or distributions from the Trust, or gains or losses thereon, whether with regard to any federal, state, local or other taxes, and Company acknowledges that it has not and will not rely on Trustee for such purposes. Trustee does not warranty and shall not be liable for any tax consequences associated with the Trust or the Plan.

      9.3. Indemnification of Trustee. Company will indemnify Trustee and hold it harmless from and against all claims, liabilities, legal fees and expenses that may be asserted against it, otherwise than on account of the Trustee's own negligence or willful misconduct (as found by a final judgment of a court of competent jurisdiction) by reason of the Trustee's taking or refraining from taking any action in accordance with the Trust agreement, whether or not Trustee is a party to a legal proceeding or otherwise.

      9.4. Trustee May Rely on Company Information. Trustee shall be entitled to rely on any information furnished to it by the Company or any other party from whom the Trustee reasonably believes it is authorized to provide any information to the Trust. Trustee shall have no duty to determine or inquire whether any contributions to this Trust are in compliance with the Plan, or to compute any amount to be paid to Trustee; nor shall Trustee be responsible for the collection or adequacy of any contributions to the Trust or for the adequacy of the Trust to meet and discharge liabilities to Participants and their Beneficiaries under the Plan or to other creditors of the Company.

      9.5. Litigation Expenses. If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     9.6. Use of Counsel. Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

      9.7. Use of Agents. Trustee may hire such attorneys, agents and advisors as are reasonably necessary to interpret the provisions of the Trust and this agreement and to resolve any disputes that may arise on these issues. Trustee may recover the reasonable costs of hiring such attorneys, agents and advisors from the Company or, in the absence of such payment, from the Trust. Trustee shall not be liable to anyone for any action it may take in good faith in reliance upon the advice of such attorneys, agents and advisors.

     9.8. General Grant of Authority. Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

     9.9. No Business Obligation. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective or carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the

Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

                                   SECTION 10

                      COMPENSATION AND EXPENSES OF TRUSTEE

      Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 11

                       RESIGNATION AND REMOVAL OF TRUSTEE

     11.1. Resignation. Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

     11.2. Removal. Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

     11.3. Change in Control. Upon a Change in Control, as defined herein, Trustee may not be removed by Company for ninety (90) days. If for any reason Trustee resigns or is removed within ninety (90) days of a Change in Control, Trustee shall select a successor Trustee in accordance with the provisions of
Section 12.2 hereof prior to the effective date of Trustee's resignation or removal.

     11.4. Transfer of Assets. Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     11.5. Court Appointment. If Trustee resigns or is removed, a successor shall be appointed, in accordance with the terms hereof. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 12

                            APPOINTMENT OF SUCCESSOR

     12.1.  New Trustee.  If Trustee  resigns or is removed in  accordance  with
Section 11.1 or 11.2 hereof, the Administrator may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under Minnesota law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     12.2. Change in Control. Upon a Change in Control, if Trustee resigns or is removed and selects a successor Trustee pursuant to Section 11.3, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under Minnesota law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

                                   SECTION 13

                            AMENDMENT OR TERMINATION

     13.1. This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 2.3

     13.2. The Trust shall not terminate until the date on which Plan Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 2.3. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     13.3. Upon written approval of Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

                                   SECTION 14

                                  MISCELLANEOUS

     14.1. Separability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     14.2. Spendthrift Provision. Benefits payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledges, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                                   SECTION 15

                                 EFFECTIVE DATE

      The effective date of this Trust Agreement shall be September 30, 1997.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Trust Agreement to be executed as of the day and year first above written.


                                      GRACO INC.

                                   By:/s/Mark W. Sheahan



                                          Its: Treasurer




                                   And:/s/Robert M. Mattison



                                          Its: Vice President, General Counsel
                                                  and Secretary




                                   NORWEST BANK MINNESOTA, N.A.
                                    as TRUSTEE

                                   By:/s/George S. Scalia


                                          Its: Vice President



                                   And:/s/Donna K. Dickinson


                                          Its: Vice President